Exhibit 10.19

FIRST AMENDMENT TO

STOCK OPTION PLAN OF SUNNOVA ENERGY CORPORATION

(As Effective March 15, 2016)

Sunnova Energy Corporation, a Delaware corporation (the “Company”), having previously adopted the Stock Option Plan of Sunnova Energy Corporation as effective March 15, 2016 (the “Plan”), and having the right to amend the Plan under Section 7.3 of the Plan, does hereby amend Section 2.1 of the Plan its entirety to read as follows, effective as of the date hereof:

“Section 2.1 Shares Subject to Plan. The shares of stock subject to Options shall be shares of Series B Common Stock and upon exercise of an Option such shares shall be subject to the restrictions, terms and conditions set forth in the Investors Agreement. Subject to Section 7.1, the aggregate number of such shares which may be issued upon the exercise of Options (including without limitation, Incentive Stock Options) is 14,062,354 shares of Series B Common Stock.”

IN WITNESS WHEREOF, Sunnova Energy Corporation has executed this Amendment this 29th day of March, 2018.

SUNNOVA ENERGY CORPORATION

/s/ Walter A. Baker
By: Walter A. Baker
Title: Senior Vice President, General Counsel and Secretary